EXHIBIT 10.2
STOCK AND WARRANT PURCHASE AGREEMENT

BIOTIME ACQUISITION CORPORATION

2,136,000 Shares of Series B Common Stock
and
350,000 Common Stock Purchase Warrants

Total Purchase Price $5,000,000

READ THIS AGREEMENT CAREFULLY BEFORE YOU INVEST

The shares of Series B Common Stock (“Shares”), and Common Stock Purchase Warrants (“Warrants”), and the common stock issuable upon the exercise of the Warrants (“Warrant Shares”) have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered for sale, sold, transferred, pledged or hypothecated to any person, and the Warrants may not be exercised, in the absence of an effective registration statement covering such securities (or an exemption from such registration) and an opinion of counsel satisfactory to BioTime Acquisition Corporation to the effect that such transfer complies with applicable securities laws.

PURCHASE AGREEMENT

This Agreement is entered into by Romulus Films Ltd. (“Purchaser”) and BioTime Acquisition Corporation, a Delaware corporation (the “Company).

1.           Purchase and Sale of Shares and Warrants.

(a)         Purchaser hereby irrevocably agrees to purchase, and the Company hereby irrevocably agrees to sell to Purchaser 2,136,000 shares of Series B Common Stock, par value $0.0001 per share (“Shares”), of the Company and warrants to purchase 350,000 shares of Series B Common Stock of the Company (“Warrants”).  The Warrants will entitle the holder to purchase, on the terms and conditions set forth in the Warrant Agreement governing the Warrant, shares of Series B Common Stock, par value $0.0001 of the Company (“Warrant Shares”) for $5.00 per Warrant Share (the “Warrant Price”), subject to adjustment as provided in the Warrant Agreement a copy of which is attached as Exhibit A (the “Warrant Agreement”).

(b)         No fractional Shares or fractional Warrants shall be issued.  If the sale of the Shares and Warrants would result in the issuance of a fractional Share or fractional Warrant, the fractional portion of the Share or Warrant shall be disregarded and there shall be no reduction in the purchase price of the Shares and Warrants or cash payment in lieu of the disregarded fractional Share or fractional Warrant.

2.           Closing.  The consummation of the sale of the Shares and Warrants (“Closing”) will take place concurrently with the closing of the “Stem Cell Transaction.”  The Stem Cell Transaction means a transaction among the Company, BioTime, Inc. (“BioTime”), and Geron Corp. (“Geron”) pursuant to which Geron and BioTime will contribute certain assets to the Company in exchange for shares of Company common stock, and in the case of the BioTime, warrants of the same tenor as the Warrants being purchased by Purchaser under this Agreement, as set forth in an Asset Contribution Agreement among the Company, BioTime and Geron.

(a)         The Company shall give Purchaser not less than five (5) business days prior notice of the date on which the Closing will take place (“Closing Date”).  On the Closing Date, Purchaser shall purchase all 2,136,000 Shares and 350,000 Warrants and shall pay to the Company, by wire transfer to an account designated by the Company, the full purchase price of such Shares and Warrants.  On the Closing Date, the Company will issue to the Purchaser the Shares and Warrants purchased.

(b)         The issue of the Shares purchased may be, at the election of the Company, by book entry of such Shares purchased, in the name of the Purchaser, on the records of the transfer agent of the Shares or by a stock certificate in the name of the Purchaser for the number of Shares purchased.  Warrants purchased shall be delivered to the Purchaser upon the Closing Date, along with a copy of the Warrant Agreement governing the Warrants executed by the Company.

(c)         The Closing of the sale of the Shares and Warrants shall be subject to the following conditions:

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(i)           The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date of the Closing, and the Company shall have complied in all material respects with its covenants required to have been performed as of the date of Closing;

(ii)           No event shall have occurred that has had, or is reasonably expected to have, a Material Adverse Effect;

(iii)           No litigation or other proceeding of any kind to enjoin, delay, prohibit or restrict the consummation of the sale of the Shares and Warrants under this Agreement, or the Stem Cell Transaction shall be pending, and there shall be no judgment, order or writ of any court or government authority in effect prohibiting or restricting the consummation of the of the sale of the Shares and Warrants under this Agreement, or consummation of the Stem Cell Transaction by any party;

(iv)           The Asset Contribution Agreement shall not have been amended in any material respect from the date of its execution by the parties thereto, and neither BAC nor BioTime shall have waived any material condition to their respective obligations to consummate the Stem Cell Transaction under the Asset Contribution Agreement, except for such amendments or waivers as Purchaser shall have approved in writing; provided, that such approval by Purchaser shall not to be unreasonably withheld or delayed; and

(v)           The Stem Cell Transaction shall have closed or shall close concurrently with the Closing.

(d)         As used in this Agreement, “Material Adverse Effect” shall mean any change that does, or would be reasonably expected to, have a material adverse effect on the business, operations, financial condition, or assets of the Company on a consolidated basis, provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect:  (a) any adverse effect resulting from or arising out of the announcement, pendency, or consummation of the transactions contemplated by this Agreement or the Stem Cell Transaction; (b) any adverse effect resulting from or arising out of general economic conditions; (c) any adverse effect resulting from or arising out of general conditions in the industries in which the Company or Geron operates; (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; and (e) any adverse effect resulting from or arising out of any changes in any law, statute, rule or regulation, or the judicial or administrative interpretation thereof, or any change in generally accepted accounting principles.

3.           Registration Rights.  Concurrently with the execution and delivery of this Agreement, Purchaser and the Company shall enter into a Registration Rights Agreement in the form of Exhibit B, pursuant to which the Company is agreeing to register the Shares, the Warrants and the Warrant Shares under the Securities Act of 1933, as amended (the “Act”).

4.           Representations and Warranties of the Company.  The Company makes the following representations and warranties for the benefit and reliance of Purchaser.  The following representations and warranties are true and correct on the date of this Agreement and as of the Closing Date, and are qualified accordingly.

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(a)         Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in California and in each other jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business.

(b)         Authority; Enforceability.  The Company has the corporate power and authority (i) to execute and deliver, and to perform all of its obligations under, this Agreement, the Warrant Agreement, and the Registration Rights Agreement, and (ii) to execute and deliver, and to perform all of its obligations under, the agreements to which it currently is contemplated the Company will be a party in consummation of the Stem Cell Transaction.  The execution and delivery of this Agreement, the Warrant Agreement, and the Registration Rights Agreement and the performance by the Company of its obligations under this Agreement, the Warrant Agreement, and the Registration Rights Agreement have been duly authorized by all necessary action on the part of the Board of Directors of the Company.  This Agreement, the Warrant Agreement and the Registration Rights Agreement are the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

(c)         No Conflict.  The execution and delivery of this Agreement, the Warrant Agreement, and the Registration Rights Agreement, the consummation of the transactions contemplated hereunder and thereunder, and the consummation of the transactions currently contemplated pursuant to the Stem Cell Transaction, in each case by the Company do not and will not violate any provisions of (i) any federal or state rule, regulation, statute, or law applicable to the Company or (ii) the terms of any order, writ, or decree of any federal or state court or judicial or regulatory authority or body by which the Company is bound, (iii) the certificate of incorporation or bylaws of the Company or (iv) any agreement, instrument or contract to which the Company is a party and which is material to the business of the Company.

(d)         Validity of the Shares and Warrants.  The Shares, when delivered at Closing, will be duly authorized and validly issued, fully paid, and nonassessable.  The Warrants, when delivered at Closing, will be the duly authorized and valid obligations of the Company, enforceable in accordance with the terms of the Warrant Agreement. The Warrant Shares, when issued upon exercise of the Warrants, will be duly authorized and validly issued, fully paid, and nonassessable.

(e)         Litigation.  There is no action, proceeding, or investigation pending which challenges the Company’s right to enter into this Agreement, or challenges any action taken or to be taken, by the Company in connection with this Agreement.

(f)         Taxes.  Since the date of its incorporation, the Company has filed when due all federal, state, and local income tax returns, and all other returns with respect to taxes which are required to be filed with the appropriate authorities of the jurisdictions where business is transacted by the Company, or where the Company owns any property, and any taxes due, as reflected on such tax returns, have been paid.

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(g)         Capitalization.  As of the date of this Agreement, the authorized shares of capital stock of BAC consist of 2,000,000 shares of common stock of which 1,000,000 shares have been designated Series A Common Stock and 1,000,000 have been designated Series B Common Stock.  As of the date of this Agreement, and immediately prior to the Closing there will be:  (i) 51,700 shares of Series B Common Stock issued and outstanding, (ii) no shares of common stock in the treasury and (iii) no shares of preferred stock issued or outstanding.  Upon the Closing, there shall be:  (i) 30,498,819 shares of Company common stock issued and outstanding (including the Shares issued pursuant to this Agreement), 6,537,779 of which shall be designated Series A Common Stock and 23,961,040 of which (including the Shares issued pursuant to this Agreement) shall be designated Series B Common Stock; (ii) no shares of Company common stock in the treasury; (iii) no shares of preferred stock issued or outstanding, and 3,500,000 Warrants to purchase Series B Common Stock.  At or prior to Closing the authorized capital of BAC shall be 75,000,000 shares of Series A Common Stock, 75,000,000 shares of Series B Common Stock, and 5,000,000 shares of Preferred Stock.  The Company has no subsidiaries.  Except for the issuances of the Series A Common Stock to Geron, and the issuance of Series B Common Stock and warrants to purchase Series B Common Stock to BioTime, in each case, pursuant to the Asset Contribution Agreement for the Stem Cell Transaction, and the Shares and Warrants to be issued pursuant to this Agreement, there are no, and at the Closing there shall be no, issued or outstanding shares or other equity securities of the Company (or shares or other equity securities of the Company reserved for issuance), and there are no and at the Closing there shall be no, securities of the Company convertible into or exchangeable for stock or other equity securities of the Company, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which the Company is a party or by which it is bound in any case obligating the Company to issue, deliver, sell, purchase, redeem, acquire or vote, or cause to be issued, delivered, sold, purchased, redeemed, acquired or voted, stock or other equity securities of the Company, or obligating the Company to grant, extend or enter into any subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement to issue, deliver, sell, purchase, redeem, acquire or vote stock or equity securities of the Company.

5.           Investment Representations.  Purchaser represents and warrants to the Company that:

(a)         Authority; Enforceability.  The Purchaser has the corporate power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and the Registration Rights Agreement.  The execution and delivery of this Agreement and the Registration Rights Agreement, and the performance by the Purchaser of its obligations under this Agreement and the Registration Rights Agreement, have been duly authorized by all necessary action on the part of the Board of Directors or similar governing body of the Purchaser.  This Agreement and the Registration Rights Agreement are the valid and binding agreements of the Purchaser, enforceable in accordance with their respective terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

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(b)         No Conflict.  The execution and delivery of this Agreement and the Registration Rights Agreement, and consummation of the transactions contemplated under this Agreement and under the Registration Rights Agreement, including the purchase of the Shares and Warrants, by the Purchaser do not and will not violate any provisions of (i) any rule, regulation, statute, or law applicable to the Purchaser or (ii) the terms of any order, writ, or decree of any court or judicial or regulatory authority or body by which the Purchaser is bound, or (iii) the articles of incorporation, bylaws, or similar charter or governing documents of the Purchaser.

(c)         Due Diligence.  Purchaser has made such investigation of the Company as Purchaser deemed appropriate for determining to acquire (and thereby make an investment in) the Shares and Warrants.  In making such investigation, Purchaser has had access to such financial and other information concerning the Company as Purchaser requested.  Purchaser has received and read copies of the form of Warrant Agreement, including the form of the Warrant, the form of Registration Rights Agreement, the draft documents listed on Schedule I related to the Stem Cell Transaction, the Certificate of Incorporation of the Company and an Amended and Restated Certificate of Incorporation of the Company that will become effective in connection with the Stem Cell Transaction, and the Bylaws of the Company, which together with this Agreement constitute the “Disclosure Documents.”  Purchaser is relying on the information provided in the Disclosure Documents or otherwise communicated to Purchaser in writing by the Company.  Purchaser has not relied on any statement or representations inconsistent with those contained in the Disclosure Documents or otherwise communicated to Purchaser in writing by the Company.  Purchaser has had a reasonable opportunity to ask questions of and receive answers from the executive officers of the Company concerning the Company, and to obtain additional information (including all exhibits listed in the Disclosure Documents), to the extent possessed or obtainable by the Company without unreasonable effort or expense, necessary to verify the information in the Disclosure Documents.  All such questions have been answered to Purchaser’s satisfaction.

(d)         Unregistered Offer and Sale.  Purchaser understands that the Shares and Warrants are being offered and sold without registration under the Act, or qualification under the California Corporate Securities Law of 1968, or under the laws of any other states of the United States, or the laws of England or the United Kingdom, or any other country, in reliance upon the exemptions from such registration and qualification requirements.  Purchaser acknowledges and understands that the availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations and warranties made by Purchaser, and the information provided by Purchaser, in this Agreement,  Purchaser is making such representations, declarations and warranties, and is providing such information, with the intent that the same may be relied upon by the Company and its officers and directors in determining Purchaser’s suitability to acquire the Shares and Warrants.  Purchaser understands and acknowledges that no English or United Kingdom or United States federal, state or other agency has reviewed or endorsed the offering of the Shares and Warrants or made any finding or determination as to the fairness of the offering or sale of the Shares and Warrants or the completeness of the information in the Disclosure Documents.

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(e)         Restrictions on Exercise and Transfer.  Purchaser understands that the Shares and Warrants may not be offered, sold, or transferred in any manner, and the Warrants may not be exercised, unless subsequently registered under the Act, or unless there is an exemption from such registration available for such offer, sale or transfer.

(f)         Knowledge and Experience.  Purchaser (or if Purchaser is not a natural person, the officers and directors making the decision on behalf of Purchaser to purchase the Shares and Warrants) has such knowledge and experience in financial and business matters to enable Purchaser to utilize the information contained in the Disclosure Documents or otherwise made available to Purchaser to evaluate the merits and risks of an investment in the Shares and Warrants and to make an informed investment decision.

(g)         Investment Intent.  Purchaser is acquiring the Shares and Warrants solely for Purchaser’s own account and for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Shares and Warrants other than pursuant to an effective registration statement under the Act or unless there is an exemption from such registration available for such offer, sale or transfer.

(h)         Forward Looking Statements.  Matters discussed in the Disclosure Documents include matters that may be considered “forward looking” statements within the meaning of Section 27(a) of the Act and Section 21(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements Purchaser acknowledges and agrees are not guarantees of future performance and involve a number of risks and uncertainties.  Nothing contained in this Section 5(h) shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the statements and representations made in the Disclosure Documents or otherwise communicated to Purchaser in writing by the Company or on the Company’s representations and warranties contained in this Agreement.

(i)         No Assurance of Return on Investment.  It has never been represented, guaranteed or warranted to Purchaser by the Company or any officer, director, employee, or agent of the Company, that Purchaser will realize any specific value, sale price, or profit as a result of acquiring the Shares and Warrants.

6.           Stem Cell Transaction.

(a)         Purchaser acknowledges receipt of copies of the draft agreements listed on Schedule I, which the Company represents are the most recent drafts as of the date hereof of the proposed agreements between or among the Company, BioTime or Geron relating to the Stem Cell Transaction.

(b)         Upon completion of the Stem Cell Transaction, the Company alone or though one or more joint development, joint venture, or similar arrangements, will use the assets acquired from Geron pursuant thereto for research and development of products for commercialization, or will license assets to third parties for such purpose.

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7.           Resale Restrictions.

(a)         Purchaser agrees that it will not sell, offer for sale, or transfer any of their Shares or Warrants unless those Shares or Warrants, as applicable, have been registered under the Act, or unless there is an exemption from such registration and an opinion of counsel reasonably acceptable to the Company has been rendered stating that such offer, sale, or transfer will not violate any United States federal or state securities laws.

(b)         The certificates evidencing Shares or Warrants will contain a legend to the effect that transfer is prohibited except pursuant to registration under the Act, or pursuant to an available exemption from registration under the Act.

(c)         The Company will refuse to register the transfer, and will issue instructions to the transfer agent and registrar of the Shares and Warrants to refuse to register the transfer, of any Shares or Warrants not made pursuant to registration under the Act or pursuant to an available exemption from registration under the Act.

8.           Accredited Investor Qualification.  Purchaser qualifies as an “accredited investor” under Regulation D in the following manner.  (Please check or initial all that apply to verify that you qualify as an “accredited investor.”)

_____(a)  Purchaser is a natural person whose net worth, or joint net worth with spouse, at the date of purchase exceeds $1,000,000 (not including the value of your principal residence and excluding mortgage debt secured by your principal residence up to the estimated fair market value of the home, except that any mortgage debt incurred by you within 60 days prior to the date of this Questionnaire shall not be excluded from the determination of your net worth unless such mortgage debt was incurred to acquire the residence).

_____(b)  Purchaser is a natural person whose individual gross income (excluding that of spouse) exceeded $200,000 in each of the past two calendar years, and who reasonably expects individual gross income exceeding $200,000 in the current calendar year.

_____(c)  Purchaser is a natural person whose joint gross income with spouse exceeded $300,000 in each of the past two calendar years, and who reasonably expects joint gross income with spouse exceeding $300,000 in the current calendar year.

_____(d)  Purchaser is a bank, savings and loan association, broker/dealer, insurance company, investment company, pension plan or other entity defined in Rule 501(a)(1) of Regulation D as promulgated under the Act by the Securities and Exchange Commission.

_____(e)  Purchaser is a trust, and the trustee is a bank, savings and loan association, or other institutional investor as defined in Rule 501(a)(1) of Regulation D as promulgated under the Act by the Securities and Exchange Commission.

_____(f)  Purchaser is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

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_____(g)  Purchaser is a trust, and the grantor (i) has the power to revoke the trust at any time and regain title to the trust assets; and (ii) meets the requirements of items (a) (b), or (c) above.

_____(h)  Purchaser is a tax-exempt organization described in Section 501(c) (3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Shares and Warrants with total assets in excess of $5,000,000.

_____(i)  The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares and Warrants, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares and Warrants.

__✓_(j)  The Purchaser is an entity in which all of the equity owners meet the requirements of at least one of items (a) through (i) above.

9.           Entities.  If Purchaser is a corporation, partnership, limited liability company, trust, private limited company, or other entity, Purchaser represents and warrants that: (a) it is authorized and otherwise duly qualified to purchase and hold the Shares and Warrants; (b) it has its principal place of business as set forth in Section 11; and (c) it has not been formed or reorganized for the specific purpose of acquiring Shares and Warrants.

10.           Miscellaneous.

(a)         Governing Law.  This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Delaware, as such laws are applied to contracts by and among residents of Delaware, and which are to be performed wholly within Delaware.

(b)         Amendment.  Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

(c)         Notices.  Any notice, demand or other communication that any party hereto may be required, or may elect, to give shall be sufficiently given when (i) delivered personally at such address, (ii) delivered to such address by air courier delivery service, or (iii) delivered by electronic mail (email) to such electronic mail address as may be specified under this Agreement.  The address for notice to the Company is: BioTime Acquisition Corporation, 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502; Attention: Peter S. Garcia, Chief Financial Officer; email: pgarcia@biotimemail.com.  The address for notice of Purchaser is shown in Section 11.  A party may change its address for notice by giving the other parties notice of a new address in the manner provided in this Agreement.

(d)         Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.  Counterparts sent by electronic mail, facsimile, or other electronic means, including signatures thereon, shall be deemed originals.

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(e)         Parties.  Except as otherwise provided herein, the Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

(f)         Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to its subject matter, and there are no representations, covenants or other agreements with respect to the subject matter of this Agreement except for those stated or referred to herein.

(g)         No Assignment.  This Agreement is not transferable or assignable by the undersigned except as may be provided herein.

(h)         Delays and Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such party, nor shall such delay or omission be construed to be a waiver of, or an acquiescence in, any such breach or default or any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing, and shall be effective only to the extent specifically set forth in such writing.

(i)          Expenses.  Each party shall bear their own expenses incurred on their behalf with respect to this Agreement and to the transactions contemplated by this Agreement.

(j)          No Brokers or Finders Fees.  The Company and Purchaser warrant to each other that no person is entitled to receive any fee, commission, or other compensation as a broker, finder, or otherwise, in connection with the execution and delivery of this Agreement or the issue and sale of the Shares and Warrants.

(k)         Titles and Subtitles.  The titles or headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(l)          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, each such unenforceable provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if each such unenforceable provision were so excluded; the balance of this Agreement as so interpreted shall be enforceable in accordance with its terms.

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11.           Investor Information.

Name:	Romulus Films Ltd.

Address:	Wessex House, 1 Chesham Street

London SW1X 8ND

email:

Social Security or U.S. Taxpayer Identification Number:

State of Residence or Principal Place of Business:	United Kingdom

Country of Residence if other than United States	United Kingdom

Information from Corporations, Partnerships, Limited Liability Companies, Trusts, or Other Entity Investors:

Date of Formation:	October 12, 1949

Name and title of person authorized to bind the entity:	Jonathan C. Woolf, Director

IN WITNESS WHEREOF, the undersigned has entered into this Agreement and hereby agrees to purchase Shares and Warrants for the price stated above and upon the terms and conditions set forth herein.  The undersigned hereby agrees to all of the terms of the Warrant Agreement and Registration Rights Agreement and agrees to be bound by the terms and conditions thereof.

Dated: January 4, 2013.

Romulus Films Ltd.

	By:	s/J. C. Woolf

	Title:	Director

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ACCEPTANCE BY COMPANY

The Company hereby agrees to sell to the Purchaser the Shares and Warrants referenced in this Agreement in reliance upon all the representations, warranties, terms and conditions contained in this Agreement.

IN WITNESS WHEREOF, the undersigned, on behalf of the Company, has executed this acceptance as of the date set forth below.

Dated: January 4, 2013

BIOTIME ACQUISITION CORPORATION

	By:	s/Thomas Okarma

	Title:	President and CEO

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SCHEDULE I

List of Stem Cell Transaction Documents

Asset Contribution Agreement

Form of BioTime Warrant Agreement

BioTime Stem Cell Lines License Agreement

Form of Royalty Agreement

Form of Assumption Agreement

Post-Closing CDA

Form of Amended and Restated BAC Certificate of Incorporation

Form of Amended BioTime Articles of Incorporation

Form of Telomerase Exclusive Sublicense Agreement

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EXHIBIT A

Warrant Agreement

Dated as of _________, 2013

WARRANT AGREEMENT, (this “Agreement”) dated as of __________, 2013, by BioTime Acquisition Corporation, a Delaware corporation (the "Company"), for the benefit of each registered holder of a Warrant described herein (a “Holder”).

Section 1.               Issuance of Warrants.

1.1           Number of Warrants; Expiration Date.  The Company is issuing common share purchase warrants, as hereinafter described (the “Warrants”), to purchase up to an aggregate of 350,000 shares of its Series B Common Stock, par value $0.0001 per share (the “Common Stock”), to the undersigned original Holder pursuant to that certain Asset Contribution Agreement dated as of January 4, 2013; provided, however, that if prior to the date on which a Warrant is exercised all of the outstanding shares of Series B Common Stock of the Company shall have been converted into shares of Series A Common Stock of the Company, upon the exercise of the Warrant the Company shall issue shares of Series A Common Stock in lieu of shares of Series B Common Stock. The Warrants shall be represented by a certificate in substantially the form of Exhibit A hereto.  Subject to the terms of this Agreement, a Holder of any of such Warrant (including any Warrants into which a Warrant may be divided) shall have the right, which may be exercised, in whole or in part, at any time on or after the date hereof and prior to 5:00 p.m., New York Time on ______, 2016 [Note to draft: three year anniversary of the date issuance] (the “Expiration Date”), to purchase from the Company, at the Warrant Price (as defined herein) then in effect, the number of fully paid and nonassessable common shares, no par value, of the Company (“Warrant Shares”) determined as provided in this Agreement and specified in such Warrant.  The Warrants may not be exercised or transferred after the Expiration Date.

1.2           Form of Warrant.  The text of the Warrants and of the Purchase Form shall be substantially as set forth in Exhibit A attached hereto.  The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided.  The Warrants shall be executed on behalf of the Company by its Chief Executive Officer, President, or an Executive or Senior Vice President, under its corporate seal reproduced thereon attested by its Chief Financial Officer, or Secretary or any Assistant Secretary.  The signature of any such officers on the Warrants may be manual or facsimile, provided, however, that the signature of any such officers must be manual until such time as a warrant agent is appointed.

1.3           Signatures; Date of Warrants.  Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.  In the event that the Company shall appoint a warrant agent to act on its behalf in connection with the division, transfer, exchange or exercise of Warrants, the Warrants issued after the date of such appointment shall be dated as of the date of countersignature thereof by the warrant agent upon division, exchange, substitution or transfer.  Until such time as the Company shall appoint a warrant agent, Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

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1.4           Countersignature of Warrants.  In the event that the Company shall appoint a warrant agent to act on its behalf in connection with the division, transfer, exchange or exercise of Warrants, the Warrants issued after the date of such appointment shall be countersigned by the warrant agent (or any successor to the warrant agent then acting as warrant agent) and shall not be valid for any purpose unless so countersigned.  Warrants may be countersigned, however, by the warrant agent (or by its successor as warrant agent hereunder) and may be delivered by the warrant agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery.  The warrant agent (if so appointed) shall, upon written instructions of the President, Chief Executive Officer, an Executive or Senior Vice President, or the Chief Financial Officer of the Company, countersign, issue and deliver the Warrants and shall countersign and deliver Warrants as otherwise provided in this Agreement.

Section 2.               Exercise of Warrants; Restrictions.

2.1           Exercise of Warrants.  (a) A Warrant may be exercised upon surrender of the certificate or certificates evidencing the Warrant to be exercised, together with the form of election to purchase on the reverse thereof duly completed and signed, to the Company at its principal office (or if appointed, the principal office of the warrant agent) and upon payment of the Warrant Price (as defined and determined in accordance with the provisions of Section 3 and Section 6 to the Company (or if appointed, to the warrant agent for the account of the Company), for the number of Warrant Shares in respect of which such Warrants are then exercised.  Payment of the aggregate Warrant Price shall be made by bank wire transfer to the account of the Company or bank cashier's check.

(b)           Subject to Section 2.2 and Section 5, upon the surrender of the Warrant and payment of the Warrant Price as aforesaid, the Company (or if appointed, the warrant agent) shall promptly, and in any event within three (3) business days, cause to be issued and delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant, together with cash, as provided in Section 8, in respect of any fractional Warrant Shares otherwise issuable upon such exercise.  Such Warrant Share certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid.  The rights of purchase represented by the Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part.  In the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrant, a new certificate evidencing the unexercised portion of the Warrant will be issued, and the warrant agent (if so appointed) is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section 2.1.  The Company, whenever required by the warrant agent (if appointed), will supply the warrant agent with Warrant certificates duly executed on behalf of the Company for such purpose.

2.2           Restrictions on Exercise of Warrants.  (a)  The Warrants may not be exercised unless registered under the Securities Act of 1933, as amended (the “Act”) or an exemption from such registration is available.

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(b)           Unless the Warrant and Warrant Shares have been registered under the Act and under any applicable state securities laws, each person who is exercising a Warrant will be required to give written certification that he, she or it is an “accredited investor” or a written opinion of counsel, acceptable to the Company and to the transfer agent of the Common Stock, to the effect that exercise of the Warrant and the issuance of the Warrant Shares are exempt from registration under the Act and under any applicable state securities laws.

(c)           The Company shall be entitled to obtain, as a condition precedent to its issuance of any certificates representing Warrant Shares or any other securities issuable upon any exercise of a Warrant, a letter or other instrument from the Holder containing such covenants, representations or warranties by such Holder as reasonably deemed necessary by the Company to effect compliance by the Company with the requirements of the Act and any other applicable United States federal and/or state securities laws.

(d)           Any exercise, attempt to exercise, or purported exercise of a Warrant in violation of the restrictions set forth in this Section 2.2 shall be deemed null and void and of no binding effect.

(e)           The Company will refuse to issue, and will issue instructions to the transfer agent and registrar of its Common Stock to refuse to issue, any Warrant Shares upon any exercise not made pursuant to registration under the Act and applicable state securities laws, or pursuant to an available exemption from registration under the Act and applicable state securities laws.

Section 3.               Warrant Price.  Subject to any adjustments required by Section 6, the price per share at which Warrant Shares shall be purchasable upon exercise of a Warrant (as to any particular Warrant, the “Warrant Price”) shall be Five Dollars ($5.00) per share.

Section 4.               Transferability of Warrants and Warrant Shares; Restrictions on Transfer.

4.1           Registration.  Each Warrant shall be numbered and shall be registered on the books of the Company (the “Warrant Register”) as issued.  The Company and the warrant agent (if appointed) shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of any Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary upon the instruction of such fiduciary, unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.  Each Warrant shall initially be registered in the name of the person to whom it is originally issued.

4.2           Transfer.  Subject to Section 4.3, the Warrants shall be transferable only on the Warrant Register upon delivery of the Warrant certificate duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.  In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company (or the warrant agent, if appointed).  In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company (or the warrant agent, if appointed) in its discretion.  Upon any registration of transfer, the Company shall execute and deliver (or if appointed, the warrant agent shall countersign and deliver) a new Warrant or Warrants to the persons entitled thereto.

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4.3           Restrictions on Transfer of Warrants and Warrant Shares.  (a)  The Warrants, and any Warrant Shares issued upon the exercise of the Warrants, may not be sold, pledged, hypothecated, transferred or assigned, in whole or in part, unless a registration statement under the Act, and under any applicable state securities laws, is effective therefor, or an exemption from such registration is then available and an opinion of counsel, acceptable to the Company and to the transfer agent or warrant agent, if any, has been rendered stating that such sale, pledge, hypothecation, transfer or assignment will not violate the Act or any other United States federal or state securities laws.

(b)           As a condition precedent to the registration of transfer and issuance of any certificates representing Warrants or Warrant Shares upon transfer, the Company shall be entitled to obtain a letter or other instrument from the Holder containing such covenants, representations or warranties by such Holder as reasonably deemed necessary by the Company to effect compliance by the Company with the requirements of the Act and any other applicable federal and/or state securities laws.

(c)           Any sale, pledge, hypothecation, transfer, or assignment of a Warrant or Warrant Shares in violation of the foregoing restrictions shall be deemed null and void and of no binding effect.

(d)           The Company will issue instructions to any warrant agent that may be appointed, and to the transfer agent and registrar of its Common Stock, to refuse to register the transfer of any Warrant and Warrant Shares not made pursuant to registration under the Act and applicable state securities laws, or pursuant to an available exemption from registration under the Act and applicable state securities laws.

Section 5.               Payment of Taxes.  The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Warrant Shares in a name other than that of the registered Holder of such Warrants or Warrant Shares.

Section 6.               Adjustment of Warrant Price and Number of Warrant Shares.  The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

6.1           Adjustments.  The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

(a)           If the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) reclassify or change (including a change to the right to receive, or a change into, as the case may be (other than with respect to a merger or consolidation pursuant to the exercise of appraisal rights), shares of stock, other securities, property, cash or any combination thereof) its Common Stock (including any such reclassification or change in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company or other property which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

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(b)           If the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase in connection with such rights, options or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate exercise price for the total number of shares of Common Stock issuable upon exercise of such rights, options or warrants would purchase at the current market price per share of Common Stock (as determined pursuant to paragraph (d) below) at such record date.  Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(c)           If the Company shall distribute to all holders of its shares of Common Stock (including any distribution made in connection with a merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash, dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as determined pursuant to paragraph (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as reasonably determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

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(d)           For the purpose of any computation under paragraphs (b) and (c) of this Section 6.1, the current market price per share of Common Stock at any date shall be the volume weighted average of the daily closing prices for the 20 consecutive trading days ending one trading day prior to the date of such computation.  The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not so listed or admitted to trading, the last sale price of the Common Stock on the OTC Bulletin Board, or any comparable system.  If the current market price of the Common Stock cannot be so determined, the Board of Directors of the Company shall reasonably determine the current market price on the basis of such quotations as are available.

(e)           No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in the determination of any subsequent adjustment.  All calculations shall be made with respect to the number of Warrant Shares purchasable hereunder, to the nearest tenth of a share and with respect to the Warrant Price payable hereunder, to the nearest whole cent.

(f)           Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

(g)           No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b) and (c) if the Company issues or distributes to each Holder of Warrants the rights options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.  No adjustment need be made for a change in the par value of the Warrant Shares.

(h)           For the purpose of this Section 6, the term “Common Stock” shall mean (i) the Series B common stock of the Company at the date of this Agreement, (ii) any other series or class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value, or (iii) the Series A common stock, par value $0.0001 per share, of the Company at any time after all outstanding shares of Series B Common Stock have been converted into shares of Series A Common Stock, or (iv) any other series or class of stock resulting from successive changes or reclassifications of Series A common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value after all outstanding shares of Series B Common Stock have been converted into shares of Series A Common Stock.  In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant, and the Warrant Price of such shares, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i), inclusive, and the provisions of Section 6.3 and Section 8, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

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(i)           Upon the expiration of any rights, options, warrants or conversion or exchange privileges that result in an adjustment pursuant to this Section 6.1, if any thereof shall not have been exercised, the Warrant Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised.

6.2           Notice of Adjustment.  Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall, or in the event that a warrant agent is appointed, the Company shall cause the warrant agent, promptly, in any event within ten (10) days send to each Holder notice of such adjustment or adjustments.  Such notice shall set forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

6.3           No Adjustment for Dividends.  Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

6.4           Preservation of Purchase Rights Upon Merger, Consolidation, etc.  In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the assets of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that each Holder shall have the right thereafter, upon such Holder's election, either (i) upon payment of the Warrant Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action (such shares and other securities and property (including cash) being referred to as the “Sale Consideration”) or (ii) to receive, in cancellation of such Warrant (and in lieu of paying the Warrant price and exercising such Warrant), the Sale Consideration less a portion thereof having a fair market value (as reasonably determined by the Company) equal to the Warrant Price (it being understood that, if the Sale Consideration consists of more than one type of shares, other securities or property, the amount of each type of shares, other securities or property to be received shall be reduced proportionately); provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant.  The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement.  Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.  The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales, transfers or leases.  The warrant agent (if appointed) shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

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6.5           Statement on Warrants.  Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants issued before or after such adjustment may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 7.               Reservation of Warrant Shares; Purchase and Cancellation of Warrants.

7.1           Reservation of Warrant Shares.  There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants and any additional Warrants issuable hereunder.  The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.  The warrant agent, if appointed, will be irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement.  The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 8.  The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 6.2.

7.2           Purchase of Warrants by the Company.  The Company shall have the right, except as limited by law, other agreements or herein, with the consent of the Holder, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

7.3           Cancellation of Warrants.  In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be cancelled and retired.  The warrant agent (if so appointed) shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

Section 8.              Fractional Interests.  The Company shall not be required to issue fractional Warrants upon the transfer of any Warrant, or fractional Warrant Shares upon the exercise of Warrants.  If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the volume weighted average of the daily closing sale prices (determined in accordance with paragraph 6.1(d)) per share of Common Stock for the 20 consecutive trading days ending one trading day prior to the date the Warrant is presented for exercise, multiplied by such fraction.

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Section 9.               Exchange of Warrant Certificates.  Each Warrant certificate may be exchanged, at the option of the Holder thereof, for another Warrant certificate or Warrant certificates in different denominations (but not for any fractional Warrant or any denomination that would, but for Section 8, result in the issuance of a fractional share upon exercise) entitling the Holder or Holders thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle the Holder to purchase.  Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company at its principal office (or, if a warrant agent is appointed, the warrant agent at its principal office) and shall surrender, properly endorsed, the certificate or certificates to be so exchanged.  Thereupon, the Company (or, if appointed, the warrant agent) shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested, in such name or names as such Holder shall designate.

Section 10.             Listing of Warrant Shares on Securities Exchange.  The Company will promptly use commercially reasonable efforts to cause the Warrant Shares to be listed, subject to official notice of issuance, on the principal national securities exchanges on which the Common Stock is listed and whose rules and regulations require such listing, as soon as practicable following the date of this Warrant Agreement.

Section 11.             Mutilated or Missing Warrants.  In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and deliver (and, if appointed, the warrant agent shall countersign and deliver) in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Company and the warrant agent (if so appointed) of such loss, theft or destruction of such Warrant, and an indemnity or bond, if requested, also reasonably satisfactory to them.  An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company (or the warrant agent, if so appointed) may prescribe.

Section 12.             No Rights as Shareholders; Notices to Holders.  Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.  If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:  (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend, as such dividend may be increased from time to time, or a dividend payable in shares of Common Stock) to the holders of its shares of Common Stock; or (b) the Company shall offer to the holders of its shares of Common Stock on a pro rata basis any cash, additional shares of Common Stock or other securities of the Company or any right to subscribe for or purchase any thereof; or (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (i) give notice in writing of such event as provided in Section 14 and (ii) if the Warrants have been registered pursuant to the Act, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up or the date of expiration of such offer.  Such notice shall specify such record date or the date of closing the transfer books or the date of expiration, as the case may be.  Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up, or such offer.

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Section 13.             Appointment of Warrant Agent.  At such time as the Company shall register Warrants under the Act, the Company shall appoint a warrant agent to act on behalf of the Company in connection with the issuance, division, transfer and exercise of Warrants.  At such time as the Company appoints a warrant agent, the Company shall enter into a new Warrant Agreement with the warrant agent pursuant to which all new Warrants will be issued upon registration of transfer or division, which will reflect the appointment of the warrant agent, as well as additional customary provisions as shall be reasonably requested by the warrant agent in connection with the performance of its duties.  In the event that a warrant agent is appointed, the Company shall (i) promptly notify the Holders of such appointment and the place designated for transfer, exchange and exercise of the Warrants, and (ii) take such steps as are necessary to insure that Warrants issued prior to such appointment may be exchanged for Warrants countersigned by the warrant agent.

Section 14.             Notices; Principal Office.  Any notice pursuant to this Agreement by the Company or by any Holder to the warrant agent (if so appointed), or by the warrant agent (if so appointed) or by any Holder to the Company, shall be in writing and shall be delivered in person, or mailed first class, postage prepaid, or sent by air delivery service (a) to the Company, at its office, Attention: Chief Financial Officer, or (b) to the warrant agent, at its offices as designated at the time the warrant agent is appointed. The address of the principal office of the Company is 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502.  Any notice given pursuant to this Agreement by the Company or the warrant agent to a Holder shall be in writing and shall be mailed first class, postage prepaid, or sent by air delivery service, or otherwise delivered to such Holder at the Holder’s address on the books of the Company or the warrant agent, as the case may be.  Each party hereto and any Holder may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

Section 15.             Successors.  Except as expressly provided herein to the contrary, all the covenants and provisions of this Agreement by or for the benefit of the Company and the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

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Section 16.             Legends.  The Warrants shall bear an appropriate legend, conspicuously disclosing the restrictions on exercise under Section 2.2, and the Warrants and Warrant Shares shall bear an appropriate legend, conspicuously disclosing the restrictions on transfer under Section 4.3 until the same are registered for sale under the Act or are transferred in a transaction exempt from registration under the Act entitling the transferee to receive securities that are not deemed to be “restricted securities” as such term is defined in Rule 144 under the Act.  The Company agrees that upon the sale of the Warrants and Warrant Shares pursuant to a registration statement or an exemption entitling the transferee to receive securities that are not deemed to be “restricted securities,” or at such time as registration under the Act shall no longer be required, upon the presentation of the certificates containing such a legend to the transfer agent or warrant agent, if any, it will remove such legend; provided, that unless the request for removal of the legend is in connection with a sale registered under the Act, the Holder shall have provided an opinion of counsel, acceptable to the Company and the transfer agent or warrant agent, as applicable, to the effect that such legend may be removed in compliance with the Act.

Section 17.             Applicable Law.  This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

Section 18.             Benefits of this Agreement.  This Agreement shall be for the sole and exclusive benefit of the Company, the warrant agent and the Holders of the Warrants.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the warrant agent (if appointed) and the Holders any legal or equitable right, remedy or claim under this Agreement.

Section 19.             Counterparts.  This Agreement may be executed in any number of counterparts (including by separate counterpart signature pages) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 20.             Captions.  The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

BIOTIME ACQUISITION CORPORATION

By:
Thomas Okarma,
Chief Executive Officer

Attest:

By:
Judith Segall, Secretary

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EXHIBIT A

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS.  THIS WARRANT MAY NOT BE EXERCISED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THIS WARRANT OR ANY COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT

VOID AFTER 5:00 P.M. NEW YORK TIME, _________, 2016

Certificate No. ___	Warrant to Purchase

[Insert number of Shares]

Shares of Series B Common Stock

BIOTIME ACQUISITION CORPORATION
SERIES B COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received, _____________ or registered assigns (the “Holder”), is entitled to purchase from BioTime Acquisition Corporation, a Delaware corporation (the “Company”), at a purchase price per share of Five Dollars ($5.00) (the “Warrant Price”), the number of shares of its Series B Common Stock, par value $0.0001 per share (the “Common Stock”), shown above.  The series and number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.  Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on ___________, 2016 shall thereafter be void.

Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed, and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 6.4 of the Warrant Agreement) at the principal office of the Company (or if a warrant agent is appointed, at the principal office of the warrant agent).  Payment of the Warrant Price shall be made by bank wire transfer to the account of the Company or by bank cashier's check as provided in Section 2.1 of the Warrant Agreement.  As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

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This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of ____________, 2013, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents.  A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.  In the event that pursuant to Section 13 of the Warrant Agreement a warrant agent is appointed and a new warrant agreement entered into between the Company and such warrant agent, then such new warrant agreement shall constitute the Warrant Agreement for purposes hereof and this Warrant Certificate shall be deemed to have been issued pursuant to such new warrant agreement.

Upon any partial exercise of the Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrant evidenced by this Warrant Certificate shall not have been exercised.  This Warrant Certificate may be exchanged at the office of the Company (or the warrant agent, if appointed) by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged.  No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.  This Warrant Certificate is transferable at the office of the Company (or the warrant agent, if appointed) in the manner and subject to the limitations set forth in the Warrant Agreement.

The Holder hereof may be treated by the Company, the warrant agent (if appointed), and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company (and the warrant agent, if appointed) may treat the Holder hereof as the owner for all purposes.

Neither the Warrant nor this Warrant Certificate entitles any Holder to any of the rights of a stockholder of the Company.

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[This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the warrant agent.]*

DATED:

BIOTIME ACQUISITION CORPORATION

(Seal)	By:

Title:

Attest:
[COUNTERSIGNED:
WARRANT AGENT

By: ]*
Authorized Signature

*	To be part of the Warrant only after the appointment of a warrant agent pursuant to Section 13 of the Warrant Agreement.

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PURCHASE FORM

(To be executed upon exercise of Warrant)

To BioTime Acquisition Corporation:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______ shares of Series B Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of a bank wire transfer to the account of the Company or by bank cashier's check in the amount of $______________.

Please issue a certificate or certificates for such shares of Series B Common Stock in the name of, and pay any cash for any fractional share to:

(Please Print Name)

(Please Print Address)

(Social Security Number or
Other Taxpayer Identification Number)

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder less any fraction of a share paid in cash.

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ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received, _____________ hereby sells, assigns and transfers unto _______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate.

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EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of January 4, 2013, is made by and among BioTime Acquisition Corporation, a Delaware corporation (the “Company”), and each Shareholder (as defined below) who is the registered holder of Registrable Securities (as defined below).

WHEREAS, the parties hereto desire to provide for, among other things, the grant of registration rights with respect to the Registrable Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions and Interpretations.

(a)           Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

(i)            “Acquired Shares” means the Shares issued pursuant to that certain Stock and Warrant Purchase Agreement, of even date, between the Company and the Shareholders named on Schedule I, including any Shares into which such Shares may be converted, and any Shares issued or issuable upon the exercise of the Warrants.

(ii)           “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to a Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

(iii)          “Agreement” means this Registration Rights Agreement as the same may be amended, supplemented or modified in accordance with the terms.

(iv)           “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

(v)            “Board of Directors” means the Board of Directors of the Company (or any duly authorized committee thereof).

(vi)           “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and San Francisco, California are authorized or required by law or executive order to close.

(vii)          “Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

(viii)        “Company” has the meaning set forth in the preamble to this Agreement.

(ix)           “Company Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with an offering of Registrable Securities.

(x)            “Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

(xi)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(xii)         “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

(xiii)        “Indemnified Party” has the meaning set forth in Section 4(c).

(xiv)         “Indemnifying Party” has the meaning set forth in Section 4(c).

(xv)          “Inspector” has the meaning set forth in Section 3(b).

(xvi)         “Liability” has the meaning set forth in Section 4(a).

(xvii)        “Permitted Assignee” means  with respect to any Shareholder, to the extent applicable, (i) such Shareholder’s parents, spouse, siblings, siblings’ spouses, children (including stepchildren and adopted children), children’s spouses, grandchildren or grandchildren’s spouses (“Family Members”), (ii) a corporation, partnership or limited liability company, a majority of the beneficial interests of which shall be held by such Shareholder, such Shareholder’s Affiliates and/or such Shareholder’s Family Members, (iii) a trust, the beneficiaries of which are such Shareholder and/or such Shareholder’s Family Members, (iv) such Shareholder’s heirs, executors, administrators, estate or a trust under such Shareholder’s will, (v) an entity described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, that is established by such Shareholder, and (vi) any Affiliate of such Shareholder.

(xviii)      “Person” means any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

(xix)         “Pledgee” has the meaning set forth in Section 2(d)(i).

(xx)          “Prospectus” means the prospectus related to any Registration Statement (including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 430A, 430B or 430C under the Securities Act, as amended or supplemented by any amendment or prospectus supplement), including post-effective amendments, and all materials incorporated by reference in such prospectus.

(xxi)         “Records” has the meaning set forth in Section 3(b)(viii).

(xxii)       “Registrable Securities” means, subject to Section 2(b) and Section 2(d)(i), (i) the Acquired Shares, (ii) the Warrants, and (iii) any other securities that are (A) distributed as a dividend or otherwise with respect to Acquired Shares, or (B) issued or issuable in exchange for or through conversion of the Acquired Shares or Warrants pursuant to a recapitalization, reorganization, merger, consolidation, sale of assets or other transaction.

(xxiii)      “Registration Expenses” has the meaning set forth in Section 3(f).

(xxiv)       “Registration Statement” means a registration statement filed pursuant to the Securities Act.

(xxv)        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

(xxvi)       “Shareholder” means (a) the Persons named on Schedule I,  and (b) such Permitted Assignees or Pledgees of the Persons named on Schedule I to whom registration rights under this Agreement are validly transferred in accordance with Section 2(d)(i).

(xxvii)      “Shareholders’ Counsel” has the meaning set forth in Section 3(b).

(xxviii)    “Shares” means (i) the Series B common stock, of the Company, (ii) any securities of the Company or any successor or assign of the Company into which such shares described in clause (i) are reclassified or reconstituted or into which such shares are converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise, including any conversion pursuant to the Certificate of Incorporation of the Company or (iii) any securities received as a dividend or distribution in respect of the securities described in clauses (i) and (ii) above.

(xxix)       “Warrants” means warrants to purchase Shares of the Company issued to the Shareholders named on Schedule I pursuant to the Stock and Warrant Purchase Agreement between the Company and such Shareholders.

(b)           Interpretation.  Unless otherwise noted:

(i)            All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

(ii)           All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii)          All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(iv)           All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted or as-exercised basis.

2.	General; Securities Subject to this Agreement

(a)           Grant of Rights.  The Company hereby grants registration rights to the Shareholders upon the terms and conditions set forth in this Agreement.

(b)           Registrable Securities.  For the purposes of this Agreement, Registrable Securities held by any Person will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities held by a Person may be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company, without any limitation as to volume or manner of sale pursuant to Rule 144  promulgated under the Securities Act, (iii) the Registrable Securities have ceased to be outstanding, or (iv) the Registrable Securities have been transferred pursuant to a transfer or pledge otherwise than pursuant to Section 2(d).

(c)           Holders of Registrable Securities.  A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

(d)           Transfer of Registration Rights.

(i)            A Shareholder may transfer or pledge Registrable Securities with the associated registration rights under this Agreement (including transfers occurring by operation of law or by reason of intestacy) to a Permitted Assignee or a pledgee (“Pledgee”) only if (1) such Permitted Assignee or Pledgee agrees in writing to be bound as a Shareholder by the provisions of this Agreement, such agreement being substantially in the form of Annex A hereto, and (2) immediately following such transfer or pledge, the further disposition of such Registrable Securities by such Permitted Assignee or Pledgee would be restricted under the Securities Act and the entire amount of all such Registrable Securities could not be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company, without any limitation as to volume or manner of sale pursuant to Rule 144 promulgated under the Securities Act.  Upon any transfer or pledge of Registrable Securities other than as set forth in this Section 2(d), such securities shall no longer constitute Registrable Securities.

(ii)           Subject to Section 2(b), if a Shareholder assigns its rights under this Agreement in connection with the transfer of less than all of its Registrable Securities, the Shareholder shall retain its rights under this Agreement with respect to its remaining Registrable Securities.  If a Shareholder assigns its rights under this Agreement in connection with the transfer of all of its Registrable Securities, such Shareholder shall have no further rights or obligations under this Agreement, except under Section 4 in respect of offerings in which it participated.

3.	Registration Procedures

(a)           S-3 Registration.  Promptly after the date on which the Company becomes eligible to register the Registrable Securities on Form S-3, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof.

(b)           Obligations of the Company.  In connection with the registration of Registrable Securities, the Company shall:

(i)            prepare and file with the Commission a Registration Statement on Form S-3 and cause such Registration Statement to become effective; provided , however , that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, any documents incorporated by reference therein), or before using any Free Writing Prospectus, provide one firm of legal counsel selected by Shareholders holding a majority of the Registrable Securities being registered in such registration (“Shareholder’ Counsel”), any managing underwriter or broker/dealer participating in any disposition of such Registrable Securities pursuant to a Registration Statement and any attorney retained by any such managing underwriter or broker/dealer (each, an “Inspector” and collectively, the “Inspectors”) with an opportunity to review and comment on such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control.  The Company shall notify the Shareholders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(ii)            prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as shall be necessary to keep such Registration Statement effective for the lesser of (x) such period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (or, if such Registration Statement is an Automatic Shelf Registration Statement, on the first anniversary of the date of filing of such Automatic Shelf Registration Statement) or (y) the securities covered by such Registration Statement are no longer Registrable Securities;

(iii)          furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed under Rule 424 under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller; provided that the Company need not provide copies of exhibits to the Registration Statement.

(iv)            use its commercially reasonable efforts to expeditiously register or qualify such Registrable Securities under such other securities or “blue sky” laws of California and New York if required by the laws of such states, and continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold or are “covered securities” under the Securities Act, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(b)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v)            following its actual knowledge thereof, notify each seller of Registrable Securities: (A) when a Prospectus, any Prospectus supplement, any Free Writing Prospectus, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for amendments or supplements to a Registration Statement, related Prospectus or Free Writing Prospectus or for additional information; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (D) of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such Registration Statement, related Prospectus or Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus or Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company need not disclose any facts or events that have not bee publicly disclosed by the Company;

(vi)           upon the occurrence of any event contemplated by Section 3(b)(v)(D), as promptly as practicable, prepare a supplement or amendment to such Registration Statement, related Prospectus or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to, or amendment of, such Registration Statement, Prospectus or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)          enter into and perform customary agreements and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities and shall provide all reasonable cooperation, including causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;

(viii)        make available at reasonable times for inspection by any Inspector all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors, managers and employees, and the Company’s independent registered public accounting firm, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement.  Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s reasonable judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public.  Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, promptly give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(ix)           if such sale is pursuant to an underwritten offering, obtain a “cold comfort” letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;

(x)            furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, may reasonably request and are customarily included in such opinions;

(xi)          cause any Shares included in the Registration Statement to be listed on each securities exchange on which the Shares are then listed. The Company shall pay all fees and expenses in connection with satisfying its obligation to list such Shares.

(xii)         make all required filings of all Prospectuses and Free Writing Prospectuses with the Commission;

(xiii)        make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby); and

(xiv)         take al l other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(c)           Seller Requirements.  In connection with any offering under any Registration Statement under this Agreement, each Shareholder (i) shall promptly furnish to the Company in writing such information with respect to the Shareholder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law or regulations for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by the Shareholder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to the Shareholder necessary in order to make the statements therein not misleading; (ii) shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and (iii) shall not use any Free Writing Prospectus without the prior written consent of the Company.  If any seller of Registrable Securities fails to provide such information required to be included in such Registration Statement by applicable securities laws or otherwise necessary or desirable in connection with the disposition of such Registrable Securities, within ten (10) calendar days after written request therefor, the Company may exclude such seller’s Registrable Securities from the registration statement.

(d)           Exception for Valid Business Reason.  Notwithstanding any other provision of this Section 3, if the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, reorganization or merger or other transaction involving the Company or require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company (a “Valid Business Reason”), (x) the Company may postpone filing a Registration Statement (but not the preparation of the Registration Statement) until the occurrence of the Valid Business Reason or until the Valid Business Reason no longer exists, and (y) in case a Registration Statement has been filed, the Company may postpone amending or supplementing such Registration Statement or requesting that the Registration Statement become effective under the Securities Act.  The Company shall give written notice to all Shareholders of its determination to postpone filing, amending, supplementing, requesting effectiveness of a Registration Statement, and of the fact that the Valid Business Reason for such postponement no longer exists, in each case, promptly after the occurrence thereof.

(e)           Notice to Discontinue.  Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(b)(v)(D), the Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Shareholder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 3(b)(vi) (or if no supplemental or amended prospectus or Free Writing Prospectus is required, upon confirmation from the Company that use of the Prospectus or Free Writing Prospectus is once again permitted) and, if so directed by the Company, the Shareholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Shareholder’s possession, of the Prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

(f)           Registration Expenses.  The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission filing fees, (ii) all fees and expenses incurred in complying with state securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and expenses of counsel to the Company and of its independent registered public accounting firm and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters and the reasonable and documented legal fees, charges and expenses of Shareholder’s Counsel and regardless of whether such Registration Statement is declared effective.  All of the expenses described in the preceding sentence of this Section 3(f) are referred to herein as “Registration Expenses”.

4.	Indemnification; Contribution

(a)           Indemnification by the Company.  The Company agre es to indemnify and hold harmless the Shareholders, and each of their respective partners, directors, officers, Affiliates, stockholders, members, employees, trustees, legal counsel and accountants and each Person who controls (within the meaning of Section 15 of the Securities Act) any Shareholder, from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (a) in the case of the Registration Statement or any amendment thereto, the Disclosure Package, the Prospectus, any Free Writing Prospectus, or in any supplement thereto, any untrue, or allegedly untrue, statement of a material fact or omission, or alleged omission, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (b) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; provided, however, that the Company shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto solely in reliance upon and in conformity with information concerning any Shareholder furnished in writing to the Company by or on behalf of a Shareholder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 3(c).  The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Shareholders.

(b)           Indemnification by Shareholders.  In connection with any offering in which any Shareholder is participating pursuant to this Agreement, each participating Shareholder agrees severally to indemnify and hold harmless the Company, any underwriter retained by the Company, each of their respective partners, directors, officers, Affiliates, stockholders, managers, members, employees, trustees, legal counsel and accountants, and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Shareholders, but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made solely in reliance upon and in conformity with information with respect to such Shareholder furnished in writing to the Company by or on behalf of the Shareholder expressly for use in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto, including, without limitation, the information furnished to the Company pursuant to Section 3(c).  In no event shall the liability of a Shareholder hereunder be greater in amount than the net proceeds received by the Shareholder upon the sale of the Registrable Securities giving rise to such indemnification obligation except in the case of fraud by the Shareholder.

(c)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure).  If notice of commencement of any such action is given to the Indemnifying Party as provided in this Section 4(c), the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out-of-pocket fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party.  In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable and documented out-of-pocket fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such reasonable and documented out-of-pocket fees and expenses shall be reimbursed as incurred.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

(d)           Contribution.  (i)  If the indemnification provided for in this Section 4 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations.  The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4(a), 4(b), and 4(c) , any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d)) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  In no event shall a Shareholder be required to contribute an amount under this Section 4(d) in excess of the net proceeds received by the Shareholder upon the sale of the Shareholder’s Registrable Securities pursuant to the Registration Statement giving rise to such contribution obligation, except in the case of fraud by the Shareholder.

5.	Reports Under Exchange Act

(a)           With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Shareholders to sell Registrable Shares of the Company to the public without registration, the Company agrees for the period of at least one year from the date hereof, to:

(i)            Make and keep public information available, as those terms are used in Rule 144, at all times;

(ii)           File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act and the rules and regulations of any applicable securities exchanges;

(iii)          Furnish to the Shareholders, so long as the Shareholders own any Registrable Shares, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, and (ii) a copy of the most recent annual or quarterly report of the Company filed under the Exchange Act; and

(iv)           Undertake any additional actions reasonably necessary to maintain the availability of the use of Rule 144 for the resale of the Registrable Securities.

6.	Miscellaneous

(a)           Share Splits, etc.  The provisions of this Agreement shall be appropriately adjusted for any share dividends, splits, reverse splits, combinations recapitalizations and the like occurring after the date.

(b)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions may not be given unless consented to in writing by the Company and the Shareholders.

(c)           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by telecopy, electronic mail, air courier service or personal delivery:

If to the Company:	BioTime Acquisition Corporation
1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
	Attention:	Peter S. Garcia, Chief Financial Officer
pgarcia@biotimemail.com

with a copy to:
Thompson, Welch, Soroko & Gilbert LLP
235 Pine Street, 13th Floor
San Francisco, California 94104
Attention: Richard S. Soroko
rsoroko@twsglaw.com

If to a Shareholder, at the most recent address for such Shareholder as shown in the Company’s register of its stockholders.

All such notices, demands and other communications shall be deemed to have been duly given when delivered in the manner provided in this Section 6(c).  Any party may by notice given in accordance with this Section 6(c) designate another address or Person for receipt of notices hereunder.

(d)           Permitted Assignees; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Shareholders (including the Permitted Assignees and Pledgees of Shareholders as provided in Section 2(d)(i)), and, except as provided in Section 4, no other Person is intended to be a beneficiary of this Agreement.

(e)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning.

(g)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of California, without regard to the principles of conflicts of law.

(h)           Jurisdiction.  (i)  Any action or proceeding against any party hereto relating in any way to this Agreement or the transactions contemplated hereby may be brought and enforced in the federal or state courts in the State of California, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding.  Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 6(c) or such other address such person or entity shall notify the other in writing.  The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

(ii)            Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Agreement or the transactions contemplated hereby in any court located in the State of California or located in any other jurisdiction chosen by the Company in accordance with Section 6(h)(i).  Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of California is not a convenient forum for any such action or proceeding.

(iii)           Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding relating in any way to this Agreement or the transactions contemplated hereby in the courts of the State of California, of the United States or of any other country or jurisdiction, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(i)            Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions  shall not be in any way impaired.

(j)            Rules of Construction.  Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.  Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(k)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter.  There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(l)            Further Assurances.  Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(m)          Other Agreements.  Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

BIOTIME ACQUISITION CORPORATION

By:	Thomas Okarma
Title:	Chief Executive Officer

SHAREHOLDER

Romulus Films Ltd.

By:	J. C. Woolf
Title:	Director

ANNEX A

[Name and Address of Transferee]

[Address]

[Name and Address of Transferor]
________, 20__

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of January __, 2013 (the “Registration Rights Agreement”), by and among BioTime Acquisition Corporation, a Delaware corporation, and the persons named therein as Shareholders.  All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

In connection with the transfer by [Name of Transferor] of Registrable Securities with associated registration rights under the Registration Rights Agreement to [Name of Transferee] as transferee (the “Transferee”), the Transferee hereby agrees to be bound as a Shareholder by the provisions of the Registration Rights Agreement as provided under Section 2(d)(i)) thereto.

This consent shall be governed by California law.

Yours sincerely,

[Name of Transferee]

By:
Name
Title

SCHEDULE I

Shareholders

Romulus Films Ltd.